EXHIBIT 2.2

AMENDMENT No. 1

TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this “Amendment”), is entered into as of July 31, 2014 (the “Effective Date”), by and among MOTHERSON SUMI SYSTEMS LIMITED, a limited company incorporated under the laws of the Republic of India (“MSSL”), MSSL (GB) LIMITED, a limited company incorporated under the laws of the United Kingdom (“MSSL UK”, and collectively with MSSL, the “Purchaser”), and STONERIDGE, INC., an Ohio corporation (“Seller”).

RECITALS

A.           Purchaser and Seller entered into that certain Asset Purchase Agreement dated as of May 26, 2014 (the “Purchase Agreement”).

B.           Purchaser and Seller desire to amend the Purchase Agreement in accordance with the terms set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and upon the terms and conditions set forth in this Amendment, the parties hereto agree as follows:

1.          Each capitalized term not otherwise expressly defined herein shall have the meaning ascribed to such term in the Purchase Agreement.

2.          The last sentence of Section 2.05 of the Purchase Agreement shall be deleted and replaced with the following:

Legal title, equitable title and risk of loss with respect to the Purchased Assets will transfer to Purchaser at the Closing, which transfer will be deemed effective for accounting and other computational purposes as of 12:01 a.m. (Eastern Standard Time) on the Closing Date.

3.          Except as expressly amended hereby, the Purchase Agreement is not in any way amended, modified or waived hereby and shall remain in full force and effect.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

STONERIDGE, INC.

By:	/s/ George E. Strickler
Name:	George E. Strickler
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

MOTHERSON SUMI SYSTEMS LIMITED

By:	/s/ Vivek Chaand Sehgal
Name:	Vivek Chaand Sehgal
Title:	Chairman

MSSL (GB) LIMITED

By:	/s/ Ashok Tandon
Name:	Ashok Tandon
Title:	Director

[Amendment No. 1 to Asset Purchase Agreement Signature Page]